Exhibit 10.22

Marchex, Inc.

2021 Stock Incentive Plan

Nonstatutory Stock Option Notice

This Notice evidences the award of nonstatutory stock options (each, an “Option” or collectively, the “Options”) that have been granted to you, __________, subject to and conditioned upon your agreement to the terms of the attached Nonstatutory Stock Option Agreement (the “Agreement”).  The Options entitle you to purchase shares of Class B common stock, par value $0.01 per share (“Common Stock”), of Marchex, Inc., a Delaware corporation (the “Company”), under the Marchex, Inc. 2021 Stock Incentive Plan (the “Plan”).  The number of shares you may purchase and the exercise price at which you may purchase them are specified below.  This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein.

Grant Date:  ____________ (the “Grant Date”).

Number of Options:  _______ Options, each permitting the purchase of one Share.

Exercise Price:  $____ per share.

Expiration Date: The Options expire at 5:00 p.m. Eastern Time on the last business day coincident with or prior to the 10th anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

Exercisability Schedule:

Subject to the terms and conditions described in the Agreement and so long as your service with the Company is continuous and you remain an active and fulltime employee from the Grant Date through the applicable vesting date, the Options become exercisable in accordance with the schedule below:

(a)25% of the Options become exercisable on the first anniversary of the Grant Date (the “Initial Vesting Date”), and

(b)6.25% of the Options become exercisable on the date three months after the Initial Vesting Date and on such date every third month thereafter, through the fourth anniversary of the Grant Date.

The extent to which the Options are exercisable as of a particular date is rounded down to the nearest whole share.  However, exercisability is rounded up to 100% on the fourth anniversary of the Grant Date.

MARCHEX, INC.

By:

I acknowledge that I have carefully read the attached Agreement and Summary Plan Description for the Plan and agree to be bound by all of the provisions set forth in these documents.

Enclosures:Nonstatutory Stock Option Agreement Summary Plan Description Exercise Form	OPTIONEE

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Nonstatutory Stock Option Agreement

Under The

Marchex, Inc. 2021 Stock Incentive Plan

1.Terminology.  Capitalized terms used in this Agreement are defined in the correlating Stock Option Notice, the Plan, and/or the Glossary at the end of the Agreement.

2.Exercise of Options.

(a)Exercisability.  The Options will become exercisable in accordance with the Exercisability Schedule set forth in the Stock Option Notice, so long as you are in the Service of the Company from the Grant Date through the applicable exercisability dates.  None of the Options will become exercisable after your Service with the Company ceases, unless the Stock Option Notice provides otherwise with respect to exercisability that arises as a result of your cessation of Service.

(b)Right to Exercise.  You may exercise the Options, to the extent exercisable, at any time on or before 5:00 p.m. Eastern Time on the Expiration Date or the earlier termination of the Options, unless otherwise provided under applicable law.  Notwithstanding the foregoing, if at any time the Administrator determines that the delivery of Shares under the Plan or this Agreement is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise the Options or receive Shares pursuant to the Options shall be suspended until the Administrator determines that such delivery is lawful.  If at any time the Administrator determines that the delivery of Shares under the Plan or this Agreement is or may violate the rules of the national securities exchange on which the shares are then listed for trade, the right to exercise the Options or receive Shares pursuant to the Options shall be suspended until the Administrator determines that such exercise or delivery would not violate such rules.  Section 3 below describes certain limitations on exercise of the Options that apply in the event of your death, Total and Permanent Disability, or termination of Service.  The Options may be exercised only in multiples of whole Shares and may not be exercised at any one time as to fewer than one hundred Shares (or such lesser number of Shares as to which the Options are then exercisable).  No fractional Shares will be issued under the Options.

(c)Exercise Procedure.  In order to exercise the Options, you must provide the following items to the Secretary of the Company or his or her delegate before the expiration or termination of the Options:

(i)	notice, in such manner and form as the Administrator may require from time to time, specifying the number of Shares to be purchased under the Options;

(ii)

full payment of the Exercise Price for the Shares or properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 2(d) of this Agreement; and

(iii)	full payment of applicable withholding taxes pursuant to Section 7 of this Agreement.

An exercise will not be effective until the Secretary of the Company or his or her delegate receives all of the foregoing items, and such exercise otherwise is permitted under and complies with all applicable federal, state and foreign securities laws.  Notwithstanding the foregoing, if the Administrator permits payment by means of delivering properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise and such instructions provide for sale of Shares under a limit order

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rather than at the market, the exercise will not be effective until the earlier of the date the Company receives delivery of cash or cash equivalents in full payment of the Exercise Price or the date the Company receives confirmation from the broker that the sale instruction has been fulfilled, and the exercise will not be effective unless the earlier of such dates occurs on or before termination of the Options.

(d)Method of Payment.  You may pay the Exercise Price by:

(i)	delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion;
(ii)	a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm designated or approved by the Administrator;
(iii)

subject to such limits as the Administrator may impose from time to time, tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price;

(iv)

at the discretion of the Administrator, your delivery of a personal recourse note bearing interest at a fair market interest rate in accordance with applicable accounting practice for such note, or at 100% of the applicable Federal rate (“AFR”) as defined in Code section 1274(d) if the AFR is greater than a fair market interest rate;

(v)	any other method approved by the Administrator; or
(vi)	any combination of the foregoing.

(e)Issuance of Shares upon Exercise.  The Company shall issue to you the Shares underlying the Options you exercise as soon as practicable after the exercise date, subject to the Company’s receipt of the aggregate exercise price and the requisite withholding taxes, if any.  Upon issuance of such Shares, the Company may deliver, subject to the provisions of Section 7 below, such Shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, within reason, or may retain such Shares in uncertificated book-entry form.  Any share certificates delivered will, unless the Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such Shares.

3.Termination of Service.

(a)Termination of Unexercisable Options.  If your Service with the Company ceases for any reason, the Options that are then unexercisable, after giving effect to any exercise acceleration provisions set forth on the Stock Option Notice, will terminate immediately upon such cessation.

(b)Exercise Period Following Termination of Service.  If your Service with the Company ceases for any reason other than discharge for Cause, the Options that are then exercisable, after giving effect to any exercise acceleration provisions set forth on the Stock Option Notice, will terminate upon the earliest of:

(i)the expiration of 90 days following such cessation, if your Service ceases on account of (1) your termination by the Company other than a discharge for Cause, or (2) your voluntary termination other than for Total and Permanent Disability or death;

(ii)the expiration of 12 months following such cessation, if your Service ceases on account of your Total and Permanent Disability or death;

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(iii)the expiration of 12 months following your death, if your death occurs during the periods described in clauses (i) or (ii) of this Section 3(b), as applicable; or

(iv)the Expiration Date.

In the event of your death, the exercisable Options may be exercised by your executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution.  In the event you experienced a Total and Permanent Disability prior to the end of the next vesting period, you shall receive a pro rata portion of the additional vesting based upon the number of days of such vest period prior to the date of your Total and Permanent Disability.

(c)Misconduct.  The Options will terminate in their entirety, regardless of whether the Options are then exercisable, immediately upon your discharge from Service for Cause, or upon your commission of any of the following acts during the exercise period following your termination of Service: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) your breach of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by you for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.

(d)Change in Status.  In the event that your Service is with a business, trade or entity that, after the Grant Date, ceases for any reason to be part or an Affiliate of the Company, your Service will be deemed to have terminated for purposes of this Section 3 upon such cessation if your Service does not continue uninterrupted immediately thereafter with the Company or an Affiliate of the Company.

4.Leave of Absence.  The absence from work with the Company or with an Affiliate because of a temporary disability (any disability other than a Total and Permanent Disability), or due to a leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such employment, director status or consultancy with the Company or with an Affiliate but shall suspend the vesting of these Options, except as the Administrator may otherwise expressly provide.

5.Nontransferability of Options.  These Options and, before exercise, the underlying Shares, are nontransferable otherwise than by will or the laws of descent and distribution and, during your lifetime, the Options may be exercised only by you or, during the period you are under a legal disability, by your guardian or legal representative.  Except as provided above, the Options and, before exercise, the underlying Shares, may not be assigned, transferred, pledged, hypothecated, subjected to any “put equivalent position,” “call equivalent position” (as each preceding term is defined by Rule 16(a)-1 under the Securities Exchange Act of 1934), or short position, or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

6.Nonqualified Nature of the Options.  The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed.  You hereby acknowledge that, upon exercise of the Options, you will recognize compensation income in an amount equal to the excess of the then Fair Market Value of the Shares over the Exercise Price and must comply with the provisions of Section 7 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

7.Withholding of Taxes.

(a)At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll or any other payment of any kind due to you and otherwise agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options.  The Company may require you to make a cash payment to cover any withholding tax

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obligation as a condition of exercise of the Options or issuance of share certificates representing Shares.

(b)The Administrator may, in its sole discretion, permit you to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the Shares to be issued upon exercise that number of Shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value not in excess of the amount necessary to satisfy the statutory minimum withholding amount due.

8.Adjustments.  The Administrator may make various adjustments to your Options, including adjustments to the number and type of securities subject to the Options and the Exercise Price, in accordance with the terms of the Plan.   The effect of a Change in Control (as defined in the Plan) or similar transaction on your Options is described in Section 7 of the Plan.

9.Non-Guarantee of Employment or Service Relationship.  Nothing in the Plan or this Agreement will alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between you and the Company, or as a contractual right for you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without Cause or notice and whether or not such discharge results in the failure of any of the Options to become exercisable or any other adverse effect on your interests under the Plan.

10.No Rights as a Stockholder.  You shall not have any of the rights of a stockholder with respect to the Shares until such Shares have been issued to you upon the due exercise of the Options.  No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued.

11.The Company’s Rights.  The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.Entire Agreement.  This Agreement, together with the correlating Stock Option Notice and the Plan, plus any employment, service or other agreement between you and the Company or an Affiliate applicable to the award, contain the entire understanding and agreement between you and the Company or an Affiliate with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among you and the Company or an Affiliate with respect to such subject matter other than those as set forth or provided for herein or therein.  To the extent contemplated herein or therein, the provisions of this Agreement, the correlating Stock Notice and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

13.Amendment.  This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by you and the Company.

14.Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan.  Any conflict between the terms of this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.  A copy of the Plan is available upon request to the Administrator.

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15.Section 409A.  This Agreement and the Options granted hereunder are intended to be exempt from, or otherwise comply with, Section 409A of the Code.  This Agreement and the Options shall be administered, interpreted and construed in a manner consistent with this intent.  Nothing in the Plan or this Agreement shall be construed as including any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Options.  Should any provision of the Plan or this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, it may be modified and given effect, in the sole discretion of the Administrator and without requiring your consent, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code.  The foregoing, however, shall not be construed as a guarantee or warranty by the Company of any particular tax effect to you.

16.Electronic Delivery of Documents.  By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Options, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.17.Governing Law. The validity, construction, and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions.  Any suit with respect hereto will be brought in the federal or state courts in the district which includes the city or town in which the Company’s principal executive office is located, and you hereby agree and submit to the personal jurisdiction and venue thereof.

18.Headings.  The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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Exhibit 10.22

GLOSSARY

(a)“Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan.

(b)“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Marchex, Inc.  For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(c)“Code” means the Internal Revenue Code of 1986, as amended.

(d)“Company” includes Marchex, Inc. and its Affiliates, except where the context otherwise requires.  For purposes of determining whether a Change in Control has occurred, Company shall mean only Marchex, Inc.

(e)“Service” means your continuous, active, and fulltime employment or other service relationship with the Company and its Affiliates.  Your Service will be considered to have ceased with the Company and its Affiliates if, immediately after a sale, merger or other corporate transaction, the trade, business or entity with which you are employed or otherwise have a service relationship is not the Company or its successor or an Affiliate of the Company or its successor.

(f)“Shares” mean the shares of Common Stock underlying the Options.

(g)“Stock Option Notice” means the written notice evidencing the award of the Options that correlates with and makes up a part of this Agreement.

(h)“Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.  The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether you are totally and permanently disabled will be final and binding on all parties concerned.

(i)“You”; “Your”.  “You” or “your” means the recipient of the award of Options as reflected on the Stock Option Notice.  Whenever the Agreement refers to “you” under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to your estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, the word “you” shall be deemed to include such person.

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EXERCISE FORM

Administrator of 2021 Stock Incentive Plan

c/o Office of the Corporate Secretary

Marchex, Inc.

Gentlemen:

I hereby exercise the Options granted to me on ____________________, ____, by Marchex, Inc. (the “Company”), subject to all the terms and provisions of the applicable grant agreement and of the Marchex, Inc. 2021 Stock Incentive Plan (the “Plan”), and notify you of my desire to purchase ____________ shares of Common Stock of the Company at a price of $___________ per share pursuant to the exercise of said Options.

Total Amount Enclosed:  $__________

Date:____________________________________________________________

(Optionee)

Received by MARCHEX, INC. on

___________________________, ____

By:  ________________________________

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